Exhibit 99.1

ProPhase Labs Announces Closing of $3 Million Senior Secured Convertible Notes Financing

Financing provides bridge to multiple potentially significant liquidity events and crypto strategies

UNIONDALE, NY, July 23, 2025 (GLOBE NEWSWIRE) – ProPhase Labs, Inc. (NASDAQ: PRPH), (the “Company” or “ProPhase”) today announced the closing of a private placement financing with two investors for $3 million in senior secured convertible notes with accompanying warrants to purchase shares of common stock.

The notes were issued with a 20% original issue discount, are secured by the Company and subsidiary assets, and may be prepaid at any time without penalty. The notes are not convertible for the first four months after issuance. The warrants are exercisable at $0.50 per share. The transaction has been completed in accordance with the terms of a Securities Purchase Agreement, which contains such requirements for the Company as to authorize additional shares of common stock and take steps to obtain an effective registration statement. Up to an additional $3,000,000 in notes may be purchased by the investors as outlined in the Securities Purchase Agreement.

The proceeds from the financing will be used for working capital and general corporate purposes and to repay certain existing debt.

The definitive transaction documents related to the financing will be filed as exhibits to a Current Report on Form 8-K with the Securities and Exchange Commission within four business days, as required.

Ted Karkus, Chief Executive Officer of ProPhase Labs, stated: “This financing provides ProPhase with important bridge capital as we pursue several potential near-term liquidity events, including the collection of up to $50 million in Covid accounts receivable and the potential sale of Nebula Genomics. Additionally, the funds will support our recently announced initiative exploring a potential reverse merger crypto treasury strategy as well as other crypto strategies that could leverage Nebula Genomics deep blockchain expertise.”

The notes and warrants described above were offered in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The securities have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

About ProPhase Labs Inc.

ProPhase Labs Inc. (Nasdaq: PRPH) (“ProPhase”) is a next-generation biotech, genomics and consumer products company. Our mission is to build a healthier world through bold innovation and actionable insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, groundbreaking diagnostic development – such as our potentially life-saving test for the early detection of esophageal cancer – and a world class direct-to-consumer marketing platform for cutting edge OTC dietary supplements. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscore our potential for long-term value. www.ProPhaseLabs.com

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding the future revenue growth potential of each of our subsidiaries, our expected timeline for commercializing our BE-Smart Esophageal Cancer Test, our expectations regarding future liquidity events, the success of our efforts to collect accounts receivables and anticipated timeline for any payments relating thereto, and our ability to successfully transition into a consumer products company. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman: jboidman@renmarkfinancial.com

Tel.: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com